UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 12, 2008
Date of Report (Date of earliest event reported)
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	001-13305 (Commission File Number)	95-3872914 (IRS Employer Identification Number)
311 Bonnie Circle
Corona, California, 92880
(Address of principal executive offices) (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective May 12, 2008, Dr. Allen Chao resigned from the Board of Directors of Watson Pharmaceuticals, Inc. (the “Company”). The resignation of Dr. Chao was not based on any disagreements between Dr. Chao and the Company relating to the Company’s operations, policies or practices.
     The Board of Directors appointed Mr. Andrew L. Turner to replace Dr. Chao as Chairman of the Board effective as of May 12, 2008.

Item 9.01	Financial Statements and Exhibits
d.	Exhibits:

Ex. 99.1	Press release titled “Watson Pharmaceuticals Announces Appointment of Andrew L. Turner as Chairman of the Board of Directors — Allen Chao, Ph.D., to Resign from the Board of Directors” dated May 12, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2008	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release titled “Watson Pharmaceuticals Announces Appointment of Andrew L. Turner as Chairman of the Board of Directors — Allen Chao, Ph.D., to Resign from the Board of Directors” dated May 12, 2008